Exhibit 99.4
WORLDWIDE DRILLING RIG FLEET CURRENT1Q’082Q’083Q’084Q’081Q’092009 RIG # HPLOCATION JAN FEB MAR APR MAY JUN JUL AUG SEP OCT NOV DEC JAN FEB 1Q 2Q 3Q 4Q 2010+ RIG # LATIN AMERICA 121 2,000 Mexico2012 121 122 2,000 Mexico122 165 3,000 Mexico2010165 221 3,000 Mexico2010221 256 3,000 Mexico2010256 266 2,000 Mexico266 267 2,000 Mexico267 268 3,000 Colombia268 270 2,800 Available270 271 3,000 Colombia271 53B 1,600 Mexico53B RIG UTILIZATION72%73%80%90%82%63% ALASKA 272 1,800 Alaska2010 2015 272 273 1,800 Alaska2010 2015 273 RIG UTILIZATIONn.m.n.m.n.m.n.m.n.m.n.m. ASIA PACIFIC 140 2,000 Papua New Guinea140 188 2,400 New Zealand188 225 2,000 Bangladesh225 226 2,000 Papua New Guinea226 231 1,000 Indonesia231 246 1,500 New Zealand2010246 252900 Indonesia252 253 1,500 Indonesia253 RIG UTILIZATION63%65%75%73%41%18% CIS 107 1,500 Kazakhstan2011 107 216 2,000 Kazakhstan2011 216 230 1,500 Turkmenistan230 236 1,500 Kazakhstan236 247 2,000 Kazakhstan247 249 3,000 Kazakhstan2010249 257 3,000 Kazakhstan2011 257 258 3,000 Kazakhstan2010258 259 1,500 Kazakhstan259 269 2,800 Kazakhstan269 RIG UTILIZATION90%90%90%90%83%64% AFRICA / MIDDLE EAST 121 2,000 Libyamoved to Latin America121 264 2,000 Algeria2010264 265 2,000 Algeria2010265 Total Global Fleet RIGS AVAILABLE292930303131 RIG UTILIZATION73%76%84%87%73%54% = Contracted to work = Not under contract = Under construction= Actual | Estimate · Average utilization and average dayrates shown here represent averages for the Company’s drilling rigs that were operating under a drilling contract. • Actual utilization is based on days available and revenue-producing days for each period. Estimated utilization is based on average weekly activity. · The Company cautions that numerous factors in addition to average utilization and average dayrates can impact the Company’s operating results and that a particular trend in average utilization and average dayrates may or may not indicate a trend in or be indicative of the Company’s financial performance. March 2009